Exhibit 99.1

Motorola Announces Record Second-Quarter Sales and Earnings

Second-Quarter 2005 Financial Highlights

•	Sales up 17 percent: Sales of $8.83 billion, compared to second-quarter 2004 sales of $7.54 billion.

•	Earnings per share from continuing operations up 52 percent: Earnings from continuing operations of $.38 per share, versus earnings from continuing operations of $.25 per share in the year-ago quarter.

•	Gain of 3.3 percentage points in global mobile device market share: Record Mobile Devices shipments of 33.9 million units, representing an estimated global market share of 18.1 percent, an increase of 3.3 percentage points versus the year-ago quarter and 1.7 percentage points versus first quarter of 2005.

•	Positive operating cash flow of $1.0 billion

SCHAUMBURG, Ill. – July 19, 2005 – Motorola, Inc. (NYSE: MOT) today reported record sales and earnings from continuing operations as shown below.

	Second Quarter				%
	2005		2004		Increase
Sales	$8.83	B	$7.54	B	17%
EPS	$0.38		$0.25		52%

Second-quarter 2005 and the second-quarter 2004 include income of $.12 per share and $.08 per share, respectively, for the items shown below.

Second-Quarter 2005	EPS Impact

Income from gain on sale of investment	$0.10
Repayment of previously-reserved loan	0.01
Restructuring charges	(0.01)
Prior-year China tax adjustment	0.02

$0.12

Second-Quarter 2004	EPS Impact

Reversal of tax reserves	$0.08

During the quarter, the company continued to strengthen its balance sheet, generating operating cash flow of $1.0 billion, its 18th consecutive quarter of positive operating cash flow, and ending the quarter with a record net cash1 position of $7.5 billion.

“Motorola delivered a very strong second quarter and once again exceeded guidance,” said Ed Zander, chairman and CEO, “Revenues increased 17 percent, earnings per share were up 52 percent and all four of our businesses grew profitability. We announced great new products and are delighted that customers are embracing seamless mobility solutions around the globe. After six consecutive quarters of positive performance, the entire organization is focused on continuing our momentum. During the quarter, we initiated the first stock repurchase program in Motorola’s history—underscoring our commitment to long-term financial performance.”

Operating Results Momentum

Mobile Devices Segment sales were $4.9 billion, up 24 percent compared with the year-ago quarter. Operating earnings were $498 million, compared with operating earnings of $396 million for the same period in 2004. The business delivered record second-quarter unit shipments, sales and profits. Sales, earnings and market share were up as a result of “must-have” products that combine innovative style, leading technology and quality.

•	Shipped 33.9 million handsets — an increase of 41 percent compared to the same period in 2004. An all-time record.

•	Increased strong No. 2 market share position to an estimated 18.1 percent global market share. During the quarter, Motorola solidified its leadership in the Americas by strengthening its No. 1 position in North America and retaining its No. 1 position in Latin America. In Europe, Motorola posted a record quarter and moved ahead to the No. 2 market-share position. In the High-Growth Markets region (Middle East, Africa, India and Southeast Asia), Motorola gained more than two points of share compared to the first quarter, driven by increased sales across multiple price tiers.

•	Began shipping 15 new devices during the quarter, including the M1000 3G/UMTS handset in Japan, and the E815 CDMA and i836 iDEN handsets in North America. Five of these new devices are for CDMA networks, three for GSM, two for 3G-UMTS/WCDMA, and five for iDEN.

•	Continued to increase investments in future growth drivers, including the expansion of R&D teams in Europe focused on value-added services, product development for 3G and 4G devices, expanded deployment of the Linux+Java Open Source software platform, and global brand development and marketing to support new product launches in the second half of 2005.

[1]	A definition of net cash is provided at the end of this release

Networks Segment sales were $1.6 billion, up 3 percent compared with the year-ago quarter and were up 9 percent for the first half of 2005. Operating earnings increased to $263 million, compared with $168 million in the year-ago quarter. The business continued its sales growth with a comprehensive value proposition in access, core, platforms and services for wireless and wireline carriers. Product cost reductions and continued cost controls helped increase operating earnings.

•	Entered into an agreement with Sprint to conduct joint wireless broadband (WiMAX) testing and equipment trials.

•	Announced a contract from VIBO in Taiwan to supply a nationwide 3G UMTS network which is High Speed Downlink Packet Access (HSDPA)-ready.

•	Announced Unlicensed Mobile Access trials with seven major European operators planning to introduce seamless mobility across cellular and broadband IP networks.

•	Signed GSM/GPRS expansion contracts totaling $210 million in Kuwait, Russia and Kazakhstan.

•	Announced an agreement with KDDI for replacement of existing circuit core with Motorola softswitch.

Government and Enterprise Mobility Solutions Segment sales were $1.7 billion, up 7 percent compared with the year-ago quarter. Operating earnings increased to $221 million, compared with $214 million in the year-ago quarter.

In the Government/Public Safety Market:

•	Announced new contracts for mission-critical solutions that deliver true interoperability, mission-critical networks and mission-critical data with Nassau County, New York; State of Kansas; Lucas County, Ohio; and the Western Australia Police.

•	Added more than 30 new customer relationships in the Mesh Product Group for deployments and trials of its ad hoc networking technology.

In the Enterprise Market:

•	Received field network contracts from Hydro Quebec in Canada and from Shanghai Rail in China; and introduced a commercial low-voltage Broadband Over Powerline solution.

In the Automotive Electronics Market:

•	Took cost-reduction actions which enabled a return to marginal profitability on slightly lower sales.

Connected Home Solutions Segment sales were $718 million, up 35 percent compared with the year-ago quarter. Operating earnings were $47 million, compared with $38 million in the year-ago quarter.

•	Continued to drive Motorola’s leadership momentum in the triple play categories (video, voice, data) by shipping two million digital entertainment devices, of which more than 600,000 were HD/DVR set-tops, and shipping 2.1 million DOCSIS modems, of which more than 300,000 were voice-enabled modems.

•	Announced the industry’s first all-digital portfolio including an all-digital HD/Dual Tuner/DVR set-top and the industry’s first set-top with embedded MOCA (multimedia over coaxial cable) that will enable networking of digital entertainment throughout the home.

•	Launched the OJOTM personal video phone which is now available at approximately 50 retailers in the US.

•	Verizon video set-top deployment, combining broadcast and IP delivery technology, began software integration testing and is progressing toward the launch of video services over fiber-to-the-premises (FTTP) later in 2005.

Third-Quarter 2005 Outlook
The company’s outlook for the third quarter of 2005 is for sales of between $8.9 billion and $9.1 billion. The outlook for earnings per share from continuing operations in the third quarter of 2005 is in the range of $.27 to $.29.

Conference Call and Web-cast
Motorola’s quarterly earnings conference call is scheduled to begin at 4:00 p.m. Central Time (USA), on Tuesday, July 19, 2005. Motorola plans a live web-cast of the conference call over the Internet, featuring both audio and slides. Investors can view the web-cast at www.motorola.com/investor.

Consolidated GAAP Results
A comparison of results from operations is as follows:

	Second Quarter		Six Months
(In millions, except per share amounts)	2005	2004	2005	2004

Net sales	$8,825	$7,541	$16,986	$14,982
Gross margin	2,877	2,603	5,547	4,969
Operating earnings	982	785	1,847	1,470
Earnings from continuing operations	947	619	1,639	1,085
Net earnings (loss)	933	(203)	1,625	406
Diluted earnings (loss) per common share:
Continuing operations	0.38	0.25	0.66	0.45
Discontinued operations	(0.01)	(0.33)	(0.01)	(0.27)

	0.37	(0.08)	0.65	0.18

Weighted average diluted common shares outstanding	2,504.0	2,472.2	2,495.4	2,461.9

Definition of Net Cash
Net Cash = Cash, Cash Equivalents, Sigma Funds and Short-Term Investments minus Notes Payable minus Current Portion of Long-Term Debt minus Long-Term Debt.

Business Risks
Statements in this press release that are not historical facts are forward-looking statements based on current expectations that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about Motorola’s guidance for third-quarter 2005 sales and earnings. Motorola cautions the reader that the factors below and those on pages 70 through 80 of Motorola’s 2004 Annual Report on Form 10-K and in its other SEC filings could cause Motorola’s actual results to differ materially from those stated in the forward-looking statements. These factors include: (1) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications, broadband and automotive industries; (2) the company’s ability to continue to increase profitability and market share in its wireless handset business; (3) demand for the company’s products, including products related to new technologies; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) risks related to dependence on certain key manufacturing suppliers; (6) risks related to the company’s high volume of manufacturing and sales in Asia; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (8) the creditworthiness of the company’s customers, particularly purchasers of large infrastructure systems; (9) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation, including without limitation any relating to the Iridium project; (10) the timing and levels at which design wins become actual orders and sales; (11) the impact of foreign currency fluctuations; (12) the company’s ability to use its deferred tax assets; (13) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (14) the impact of changes in governmental policies, laws or regulations; and (15) the outcome of currently ongoing and future tax matters with the IRS.

About Motorola
Motorola is a Fortune 100 global communications leader that provides seamless mobility products and solutions across broadband, embedded systems and wireless networks. In your home, auto, workplace and all spaces in between, seamless mobility means you can reach the people, things and information you need, anywhere, anytime. Seamless mobility harnesses the power of technology convergence and enables smarter, faster, cost-effective and flexible communication. Motorola had sales of US $31.3 billion in 2004. For more information: www.motorola.com

# # #

Media Contact:
Jennifer Weyrauch
+1-847-435-5320
Jennifer.Weyrauch@motorola.com

MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners.
© Motorola, Inc. 2005

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended	Quarter Ended
	July 2, 2005	July 3, 2004

Net sales	$8,825	$7,541
Costs of sales	5,948	4,938

Gross margin	2,877	2,603

Selling, general and administrative expenses	1,026	1,096
Research and development expenditures	851	748
Other charges	18	(26)

Operating earnings	982	785

Other income (expense):
Interest income (expense), net	4	(60)
Gains on sales of investments and businesses	425	15
Other	21	1

Total other income (expense)	450	(44)

Earnings from continuing operations before income taxes	1,432	741
Income tax expense	485	122

Earnings from continuing operations	947	619

Loss from discontinued operations, net of tax	(14)	(822)

Net earnings (loss)	$933	$(203)

Earnings (loss) per common share
Basic:
Continuing operations	$0.38	$0.26
Discontinued operations	(0.00)	(0.35)

	$0.38	$(0.09)

Diluted:
Continuing operations	$0.38	$0.25
Discontinued operations	(0.01)	(0.33)

	$0.37	$(0.08)

Weighted average common shares outstanding
Basic	2,460.2	2,351.7
Diluted	2,504.0	2,472.2
Dividends paid per share	$0.04	$0.04

	Six Months Ended	Six Months Ended
	July 2, 2005	July 3, 2004

Net sales	$16,986	$14,982
Costs of sales	11,439	10,013

Gross margin	5,547	4,969

Selling, general and administrative expenses	2,027	2,066
Research and development expenditures	1,662	1,473
Other charges	11	(40)

Operating earnings	1,847	1,470

Other income (expense):
Interest expense, net	(4)	(128)
Gains on sales of investments and businesses	664	153
Other	12	(20)

Total other income	672	5

Earnings from continuing operations before income taxes	2,519	1,475
Income tax expense	880	390

Earnings from continuing operations	1,639	1,085

Loss from discontinued operations, net of tax	(14)	(679)

Net earnings	$1,625	$406

Earnings (loss) per common share
Basic:
Continuing operations	$0.67	$0.46
Discontinued operations	(0.01)	(0.29)

	$0.66	$0.17

Diluted:
Continuing operations	$0.66	$0.45
Discontinued operations	(0.01)	(0.27)

	$0.65	$0.18

Weighted average common shares outstanding
Basic	2454.1	2,345.1
Diluted	2495.4	2,461.9
Dividends paid per share	$0.08	$0.08

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

ASSETS	July 2,	December 31,
	2005	2004
Cash & cash equivalents	$4,156	$2,846
Sigma funds	8,504	7,710
Short-term investments	139	152
Accounts receivable, net	5,234	4,525
Inventories, net	2,276	2,546
Deferred income taxes	1,129	1,541
Other current assets	1,778	1,795

Total current assets	23,216	21,115

Property, plant and equipment, net	2,270	2,332
Investments	2,522	3,241
Deferred income taxes	2,298	2,353
Other assets	1,920	1,881

Total assets	$32,226	$30,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

Notes payable and current portion of long-term debt	$733	$717
Accounts payable	3,319	3,330
Accrued liabilities	6,622	6,559

Total current liabilities	10,674	10,606

Long-term debt	4,576	4,578
Other liabilities	2,368	2,407

Stockholders’ equity	14,608	13,331

Total liabilities and stockholders’ equity	$32,226	$30,922

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)

Summarized below are the Company’s net sales by reportable segment for the quarters and six months ended July 2, 2005 and July 3, 2004.

	Segment Net Sales
	Quarter Ended	Quarter Ended	% Change
	July 2, 2005	July 3, 2004	from 2004

Mobile Devices	$4,901	$3,951	24%
Networks	1,616	1,571	3%
Government & Enterprise Mobility Solutions	1,658	1,543	7%
Connected Home Solutions	718	533	35%
Other/Eliminations	(68)	(57)	19%

Segment Totals	$8,825	$7,541	17%

	Segment Net Sales
	Six Months Ended	Six Months Ended	% Change
	July 2, 2005	July 3, 2004	from 2004

Mobile Devices	$9,315	$8,104	15%
Networks	3,273	3,015	9%
Government & Enterprise Mobility Solutions	3,161	2,987	6%
Connected Home Solutions	1,380	989	40%
Other/Eliminations	(143)	(113)	27%

Segment Totals	$16,986	$14,982	13%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)

Summarized below are the Company’s operating earnings (loss) by reportable segment for the quarters and six months ended July 2, 2005 and July 3, 2004.

	Segment Operating Earnings (Loss)
	GAAP Results
	Quarter Ended	Quarter Ended
	July 2, 2005	July 3, 2004
Mobile Devices	$498	$396
Networks	263	168
Government & Enterprise Mobility Solutions	221	214
Connected Home Solutions	47	38
Other & Eliminations	(47)	(31)

Segment Totals	$982	$785

	Segment Operating Earnings (Loss)
	GAAP Results
	Six Months Ended	Six Months Ended
	July 2, 2005	July 3, 2004

Mobile Devices	$938	$802
Networks	497	284
Government & Enterprise Mobility Solutions	388	423
Connected Home Solutions	66	63
Other & Eliminations	(42)	(102)

Segment Totals	$1,847	$1,470